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                                                                    EXHIBIT 99.1

VidaMed Reports Improved Results for the Third Quarter

Highlights Include Increased Procedure Volume, Higher Gross Margins

FREMONT, Calif.--(BW HealthWire)--Oct. 28, 1999--VidaMed, Inc. (NASDAQ NM: VIDA-news) today reported financial results for the three and nine months ended September 30, 1999.

Third quarter 1999 sales were up 129% to $1,487,000, compared with $650,000 recorded in the prior-year third quarter before the $2,738,000 sales return reserve related to delays in Medicare reimbursement last year. On a sequential-quarter basis, sales were up 21%. U.S. sales were driven by fee-per-use TUNA System (Transurethral Needle Ablation) procedure volume gains, which were up 70% compared with the second quarter of 1999. In the U.S., a total of 697 TUNA procedures were performed in the 1999 third quarter, more than triple the 225 procedures performed last year. The net loss narrowed to $2,769,000, or $0.13 per share, from $6,900,000, or $0.35 per share, in the previous year. The 1999 second quarter net loss was $3,485,000, or $0.17 per share.

For the nine months ended September 30, 1999, VidaMed reported a net loss of $9,411,000, or $0.46 per share, on sales of $3,749,000. This compares with a net loss of $16,378,000, or $0.93 per share, on sales of $487,000 in the prior-year period. Cash and equivalents stood at $1,370,000 at September 30, 1999.

"VidaMed continues to make excellent progress in growing both its fee-per-use sales and its overall customer base," commented Randy Lindholm, President and Chief Executive Officer. "We are beginning to see the results of our focussed sales and marketing strategy and awareness initiatives. As of October 1, 1999 we have reached reimbursement critical mass with 41 states now approving the TUNA procedure for medical coverage. We are confident that growing numbers of men suffering from benign prostatic hyperplasia will choose to be treated with our TUNA system."

Mr. Lindholm went on to say, "Gross margins improved dramatically to 61% this quarter from 47% in the June quarter. Our increased fee-per-use sales have directly led to this margin expansion. We continue to thoughtfully manage our spending rate
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and, as announced yesterday, have secured a net $4.3 million in additional financing."

As reported in various Company SEC filings, VidaMed recently has been informed by the NASD that it does not meet all requirements for continued listing of the Company's common stock on the National Market System. VidaMed has submitted various documents to the NASD and will be meeting with officials on November 4th to provide an update on the current business situation and financing status, as well as to discuss the prospects of continued national listing or moving trading of the Company's common stock to the NASDAQ Small Cap market.

Additionally, the Company also announced that during the September quarter, VidaMed and Medtronic (NYSE: MDT - news) expanded the scope of their sales and marketing agreement for Australia to also include Singapore.

Also, on October 5 VidaMed was featured on the CNBC television show The Edge. Interested parties can view this segment on VidaMed's Web site, www.vidamed.com, in addition to an interview with Randy Lindholm that appeared in the September 27 edition of The Wall Street Transcript.

VidaMed designs, develops and markets technologically and clinically advanced cost-effective systems for the treatment of urological conditions. The Company's primary product, the VidaMed TUNA System (Transurethral Needle Ablation), offers a minimally invasive treatment of symptoms associated with benign prostatic hyperplasia (BPH), or enlarged prostate. For investor information on VidaMed, please call 888-301-2498 or visit VidaMed's Web site at http://www.vidamed.com.

The forward-looking statements in this news release relating to the increasing demand for the TUNA procedure and the expectation of Medicare reimbursement, contain forward-looking information and are subject to risks and uncertainties, including the rate of adoption of the TUNA procedure by the medical community, the impact of competitive treatments, products and pricing, the development and effectiveness of the Company's sales organization and marketing efforts, continued listing on NASDAQ national market, and other risks, including those set forth in the Company's Quarterly and Annual Reports filed with the Securities and Exchange Commission on August 31, 1999. The Company's actual results may differ significantly from the results anticipated by the forward-looking statements as a result of these or other factors.

 Financial Tables to Follow-
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                                 VIDAMED, INC.
                Condensed Consolidated Statements of Operations
                   (in thousands, except per share amounts)


                            Three Months Ended      Nine Months Ended
                               September 30,          September 30,

                              1999       1998         1999      1998
                            -------    -------      -------   --------
Revenue                     $ 1,487    $(2,088)     $ 3,749   $    487

Cost of products
 sold                           579        954        2,059      2,634
                            -------    -------      -------   --------
Gross profit                    908     (3,042)       1,690     (2,147)

Operating expenses:
 Research and
  development                   683      1,136        2,238      3,471
 Selling, general and
  administrative              2,934      2,802        8,847     10,705
                            -------    -------      -------   --------
Total operating
 Expenses                     3,617      3,938       11,085     14,176
                            -------    -------      -------   --------
Operating loss               (2,709)    (6,980)      (9,395)   (16,323)
Other income
 (expense)                      (60)        80          (16)       (55)
                            -------    -------      -------   --------
Net loss                    $(2,769)   $(6,900)     $(9,411)  $(16,378)
                            =======    =======      =======   ========
Basic and Diluted
 Net loss per
 share                       $(0.13)    $(0.35)      $(0.46)    $(0.93)
                            =======    =======      =======   ========
Shares used in
 computing Basic
 and Diluted net
 loss per share              20,653     19,925       20,505     17,536
                            =======    =======      =======   ========

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                                 VIDAMED, INC.
                     Condensed Consolidated Balance Sheets
                                (In thousands)

                                             Sept. 30,     Dec. 31,
                                               1999          1998
                                            -----------    -------
                                            (Unaudited)     (Note)
Assets:
Cash, cash equivalents
and short-term investments                    $ 1,370      $ 9,384
Other current assets
                                                2,766        2,636
Property and equipment, net
                                                1,181        1,797
Other assets, net
                                                  202          315
                                               ------      -------
      Total assets                             $5,519      $14,132
                                               ======      =======

Liabilities and stockholders'
 equity (deficit):
  Notes payable, current portion               $1,179      $   764
  Accounts payable and accrued liabilities      3,248        4,031
  Deferred revenue                                 97          229
  Notes payable, noncurrent                     1,235        1,785
     Total liabilities                          5,759        6,809
  Stockholders' equity (deficit)                 (240)       7,323

     Total liabilities and stockholders'
      equity (deficit)                         $5,519      $14,132

  Note: These amounts have been derived from audited financial statements

Contact:

  Company Contact:
  VidaMed, Inc.
  Randy Lindholm, President & CEO
  510/492-4925
  or
  John Howe, Chief Financial Officer
  510/492-4900
  www.vidamed.com
  or
  Investor Contact:
  Lippert Heilshorn & Associates
  Bruce Voss (Bruce@lhai.com)
  310/575-4848
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  Kim Sutton Golodetz (Kim@lhai.com)
  212/838-3777
  or
  Media Contact:
  Elissa Grabowski (Elissa@lhai.com)
  212/838-3777
  www.lhai.com